UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018 (May 16, 2018)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC		27612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Series B Preferred Stock Financing and Related Agreements

Overview and Placement Agency Agreement

On May 17, 2018, BioDelivery Sciences International, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with William Blair & Company, L.L.C., as placement agent (the “Placement Agent”), relating to the Company’s registered direct offering, issuance and sale (the “Offering”) of an aggregate of 5,000 shares (the “Shares”) of the Company’s authorized preferred stock that the Board of Directors of the Company (the “Board”) has designated as Series B Non-Voting Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”). All of the Shares are being sold by the Company. The Placement Agency Agreement contains customary representations, warranties and covenants of the Company and the Placement Agent. The closing of the Offering (the “Closing”) is expected to take place on May 21, 2018, subject to the satisfaction of customary and other negotiated closing conditions described herein.

The Shares being sold in the Offering will be issued pursuant to a shelf registration statement, as amended, that the Company filed with the Securities and Exchange Commission (the “SEC”), which became effective on July 13, 2015 (File No. 333-205483). A prospectus supplement relating to the Offering will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Securities Purchase Agreement

In connection with the Offering, on May 17, 2018, the Company also entered into a definitive securities purchase agreement (the “SPA”) with certain institutional and accredited investors, including existing stockholders of the Company (the “Investors”) relating to the Offering. The Investors have agreed to purchase the Shares for a price of $10,000 per share, which will result in gross proceeds to the Company of $50.0 million. The SPA contains customary representations, warranties and covenants of the Company and the Investors.

Terms of the Series B Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series B Preferred Stock are set forth in the Certificate of Designation of the Series B Preferred Stock (the “Certificate of Designation”), to be filed with the Secretary of State of the State of Delaware prior to the Closing. Pursuant to the Certificate of Designation, the Company is required to hold its 2018 Annual Meeting of Stockholders (the “2018 Meeting”) no later than seventy-five (75) days after the Closing and include on the agenda for that meeting proposals for the Stockholder Approval. As used herein, the term “Stockholder Approval” means approval by the Company’s stockholders of (i) for an increase in the Company’s authorized Common Stock and (ii) of the transactions contemplated by this Offering under applicable Nasdaq Stock Market rules.

Each share of Series B Preferred Stock is convertible into a number of shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) determined by dividing $10,000 by a conversion price of $1.80 per share (subject to adjustment for stock splits and stock dividends as provided in the Certificate of Designation) at any time following Stockholder Approval. As of the Closing, the aggregate outstanding shares of Series B Preferred Stock will be convertible (upon Stockholder Approval) into an aggregate 27,777,778 shares of Common Stock. The Series B Preferred Stock does not contain any price-based anti-dilution protection. The Series B Preferred Stock is convertible at any time after

Stockholder Approval at the option of the holder, except that a holder will be prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of Common Stock then issued and outstanding, which percentage may be increased or decreased on sixty-one (61) days’ notice from the holder of Series B Preferred Stock to the Company provided that, until Stockholder Approval, such beneficial ownership limitation may only be increased to up to 19.99% of the total number of shares of Common Stock then issued and outstanding.

Within ten (10) days following the date of Stockholder Approval, the Company has the right to deliver a notice to the holders of the Series B Preferred Stock to require conversion of the Series B Preferred Stock into Common Stock, provided that certain conditions with respect to the Common Stock are satisfied. Such forced conversion shall be subject to a holder’s beneficial ownership limitation of 9.0% of the total number of shares of Common Stock then issued and outstanding. Following an initial forced conversion of the Series B Preferred Stock, every ninety (90) days thereafter, the Company has the right to require the forced conversion of the still outstanding shares of Series B Preferred Stock up to the beneficial ownership limitation of 9.0% of the total number of shares of Common Stock then issued and outstanding.

In the event of the Company’s liquidation, dissolution or winding up, holders of the Series B Preferred Stock will receive a payment equal to $0.001 per share of Series B Preferred Stock before any proceeds are distributed to the holders of Common Stock and in parity with the Company’s outstanding Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”). After the payment of this preferential amount, and subject to the rights of holders of any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series B Preferred Stock, holders of Series B Preferred Stock (and the holders of the Series A Preferred Stock) will participate ratably in the distribution of any remaining assets with the Common Stock and any other class or series of our capital stock hereafter created that participates with the Common Stock in such distributions.

The shares of Series B Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of 80% of the outstanding Series B Preferred Stock will be required to amend the terms of the Series B Preferred Stock or the Certificate of Designation, to authorize any class of securities that is senior to the Series B Preferred Stock with respect to distribution of assets upon liquidation, the payment of dividends or rights of redemption.

The Series B Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Board. The Company is not obligated to redeem or repurchase any shares of Series B Preferred Stock. Shares of Series B Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions. If, at any time that shares of Series B Preferred Stock are outstanding, the Company effects a merger or other change of control transaction, as described in the Certificate of Designation and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Series B Preferred Stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of one share of Common Stock.

Registration Rights Agreement

In connection with the Offering, the Company entered into a registration rights agreement (the “RRA”) with Broadfin Healthcare Master Fund, Ltd., a Cayman Islands exempted company (“Broadfin Healthcare”), granting to Broadfin Healthcare certain demand and piggyback registration rights with respect to “control securities” (within the meaning of Rule 144 promulgated by the SEC) held by Broadfin Healthcare.

The foregoing descriptions of the Placement Agent Agreement, the SPA, the Certificate of Designation and the RRA do not purport to be complete and are qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibits 1.1, 10.1, 4.1 and 10.2 hereto, respectively, which text is hereby incorporated into this report by reference.

Agreement with Broadfin Regarding Board Composition and Related Matters

As previously reported, on May 1, 2018, Broadfin Healthcare filed a Schedule 13D amendment with the SEC disclosing that it had nominated three individuals for election to the Board at the 2018 Annual Meeting. The date of the 2018 Annual Meeting has not been scheduled as of the date of this report. Prior to and subsequent to such filing, the Company and Broadfin Healthcare have engaged in discussions regarding the financing and governance of the Company.

As a condition to the Closing, on May 17 , 2018, Company entered into an agreement with Broadfin Healthcare, on behalf of itself and its affiliates (the “Broadfin Agreement”) that provides for the following, all to occur at the Closing: (i) three new directors identified by Broadfin Healthcare, Kevin Kotler (the Director of Broadfin Healthcare), Todd C. Davis and Peter S. Greenleaf (the “New Directors”), will be appointed to the Board; (ii) four current directors, Thomas W. D’Alonzo, Barry I. Feinberg, Samuel P. Sears, Jr. and Timothy C. Tyson (the “Retiring Directors”), will voluntarily resign from the Board; and (iii) Broadfin Healthcare will withdraw its director nominations for the 2018 Annual Meeting. The Broadfin Agreement will be effective as of the Closing.

In addition, the Broadfin Agreement will provide that: (i) the Company will be required to hold the 2018 Annual Meeting no later than seventy-five (75) days after the Closing and place on the agenda for that meeting the matters requiring the Stockholder Approval; (ii) during the period from the Closing through the thirtieth day prior to the deadline for stockholder nominations for the Company’s 2019 Annual Meeting of Stockholders (the “Standstill Period”), Broadfin Healthcare will be subject to customary standstill provisions, including with respect to proxy fights, voting of shares and transactions with third parties that seek to circumvent the standstill provisions and amendments to the Broadfin Agreement following its execution; and (iii) during the Standstill Period, Broadfin Healthcare will have customary replacement rights for any New Director who ceases to serve as a director of the Company for any reason during the Standstill Period; provided that only one of the New Directors serving on the Board at any time can be an employee, or otherwise not independent, of Broadfin Healthcare. The Broadfin Agreement also contains mutual non-disparagement provisions and releases of claims.

In connection with the Broadfin Agreement, the Retiring Directors have each entered into a board retirement agreement (the “Retirement Agreement) with the Company and Broadfin Healthcare to memorialize their retirement terms. The Retirement Agreements are effective as of the Closing. The information contained in Item 5.02 below relating to the Retirement Agreements described therein is incorporated herein by reference.

The foregoing description of the Broadfin Agreement does not purport to be complete and is qualified in its entirety by reference to Broadfin Agreement, a copy of which is filed as Exhibit 10.3 hereto, which is hereby incorporated into this report by reference.

CRG Loan Amendment

On May 16, 2018, the Company entered into an amendment (the “Amendment”) to the Company’s Term Loan Agreement with CRG Servicing LLC (“CRG”), as administrative agent for the lenders named therein, which was previously reported on February 21, 2017 (the “Loan Agreement”). The description of the general terms, conditions and covenants of and under the Loan Agreement and the security granted by the Company and and its subsidiaries thereunder are described in the Company’s Current Report on Form 8-K, filed with the SEC on February 27, 2017, as subsequently amended, which description is incorporated herein by reference.

Pursuant to the Amendment: (i) the interest only period of the Loan Agreement will be extended by one year, and certain milestones previously required for the extended interest only period have been removed; (ii) the “PIK” period (under which a portion of the interest accrued under the Loan Agreement can be deferred to maturity) will also be extended for a year; (iii) amortization of the loan principal can be deferred until maturity (making the payment of the loan a “balloon” payment) if the Company achieves and maintain a market capitalization of $200 million as of the conclusion of the interest only period (provided that if the Company achieves, and thereafter falls below a $200 million market capitalization, amortization of the loan principal will resume); and (iv) certain Company revenue targets, the failure of which would create an event of default under the loan, have been lowered.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to Amendment, a copy of which is filed as Exhibit 10.4 hereto, which is hereby incorporated into this report by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Amendment set forth above under Item 1.01 above are incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Broadfin Agreement described in Item 1.01, effective as of and simultaneously with the Closing, the size of the Board will be set at seven (7) individuals and the New Directors will be appointed to the Board. Pursuant to the Broadfin Agreement, the Company’s directors will be seated in the following Board classes:

Class I Directors (serving until the 2018 Annual Meeting): Todd C. Davis and Peter S. Greenleaf, each identified by Broadfin.

Class II Directors (serving until the 2019 Annual Meeting of Stockholders): Mark A. Sirgo (Vice Chairman of the Board), Herm Cukier and Kevin Kotler (the Director of Broadfin).

Class III Directors (serving until the 2020 Annual Meeting of Stockholders): Frank E. O’Donnell, Jr. (Chairman of the Board) and W. Mark Watson.

The following are biographical descriptions of the New Directors:

Kevin Kotler, age 46, has over 25 years of experience as an investor and analyst following the healthcare industry. He is the founder and Managing Member of Broadfin Capital, which is the investment advisor for Broadfin Healthcare, a healthcare focused investment fund which he launched in 2005. Mr. Kotler has served as a Director of Novelion Therapeutics, Inc. since November 2016 and has served as a director of InnerSpace Neuro Solutions, Inc., a privately-held medical device company since 2014. Mr. Kotler earned a B.S. in economics from the Wharton School at the University of Pennsylvania in 1993. The Board believes Mr. Kotler is qualified to serve on the Company’s Board due to his experience in managing biotechnology investments.

Todd C. Davis, age 57, has served as the Founder, Managing Partner and President of RoyaltyRx Capital, LLC, special opportunities investment firm focused on pharmaceuticals, since January 2018. Mr. Davis previously served as Founding Managing Director and Managing Partner of HealthCare Royalty Partners, a global healthcare investment firm, from 2007 to December 2017. Previously, Mr. Davis was a partner at Paul Capital Partners, an investment firm where he co-managed royalty investments, from 2004 to 2006, and a partner at Apax Partners, a private equity investment group where he was responsible for biopharmaceutical growth investments, from 2001 to 2004. Prior to that, Mr. Davis held various sales and product management roles at Abbott Laboratories and worked in business development, operations and licensing at Elan Pharmaceuticals. Mr. Davis has served on the boards of directors of Ligand Pharmaceuticals Incorporated (NASDAQ: LGND), a biopharmaceutical company where he is a member of the audit and compensation committees, since March 2007, and Palvella Therapeutics, a rare-disease biopharmaceutical company serving patients with monogenic rare diseases, since June 2017. Mr. Davis previously served on the boards of directors of TearScience, a maker of ophthalmic medical devices where he was a member of the compensation committee, from February 2016 to October 2017, Acufocus, an ophthalmic medical device company, from April 2017 to December 2017, Suneva Medical, Inc., an aesthetics company where he was a member of the compensation committee, from January 2009 to September 2017, Helomics, Inc., an integrated clinical contract research organization where he was a member of the compensation committee, from September 2014 to June 2017, and Artes Medical, Inc. (NASDAQ: ARTE), a medical aesthetics company, from January 2008 to December 2008. Mr. Davis also is a board member of the Harvard Business School Healthcare Alumni Association. Mr. Davis earned a Bachelor of Science from the U.S. Naval Academy and an M.B.A. from Harvard Business School. The Board believes Mr. Davis is qualified to serve on the Board due to his experience as a biotechnology investor and his service as a board member of biotechnology companies.

Peter S. Greenleaf, age 48, has served as the Chief Executive Officer of Cerecor, Inc. (NASDAQ: CERQ), an integrated biopharmaceutical company focused on pediatric healthcare, since March 2018. Mr. Greenleaf previously served as Chief Executive Officer of Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP), a biopharmaceutical company focused on medical applications of a class of ion channel modulators, from March 2014 to February 2018, when Sucampo was sold to Mallincrodt PLC (NYSE: MNK). Prior to that, Mr. Greenleaf served as Chief Executive Officer of Histogenics Corporation, a regenerative medicine company, from June 2013 to March 2014, as President of MedImmune, Inc., an fully integrated biologics division of AstraZeneca Group and President of MedImmune Ventures, a venture capital fund within the AstraZeneca Group, a global, science-led biopharmaceutical business, from January 2010 to June 2013, and Senior Vice President, Commercial Operations of MedImmune, from 2006 to 2010. Mr. Greenleaf also held senior commercial roles at Centocor Biotech, Inc. (now Jansen Biotechnology, Johnson & Johnson), a biotechnology company founded with the goal of developing new diagnostic assays using monoclonal antibody technology, from 1998 to 2006, and at Boehringer Mannheim G.m.b.H. (now Roche Holdings), a diagnostics and pharmaceuticals business, from 1996 to 1998. Mr. Greenleaf has served on the board of directors of Cerecor, where he has been a member of its audit committee, since May 2017. Previously, he served on the boards of directors of Sucampo, including as Chairman, from March 2013 to February 2018, Mast Therapeutics, Inc. (NYSE MKT: MSTX), a clinical-stage biopharmaceutical company where he was a member of its audit committee and compensation committee, from November 2015 to April 2017, Mirna Therapeutics, Inc. (NASDAQ: MIRN), a clinical-stage biopharmaceutical company engaged in the development of microRNA-based oncology therapeutics where he was a member of the audit committee, from February 2016 to August 2017, and Histogenics, from June 2013 to March 2014. Mr. Greenleaf also previously served on the boards of directors of Rib-X Pharmaceuticals, a biopharmaceutical firm that focuses on the design and development of novel broad-spectrum antibiotics for the treatment of antibiotic-resistant infections in hospital and community settings, from 2009 to 2010, LigoCyte Pharmaceuticals, an immunology company focused on developing vaccines and monoclonal antibodies for gastrointestinal and respiratory indications, from 2010 to 2011 and Corridor Pharmaceuticals, a biopharmaceutical company dedicated to developing and commercializing novel therapeutic Arginase inhibitors, from 2010 to 2013. Mr. Greenleaf currently chairs the Maryland Venture Fund Authority, whose vision is to oversee implementation of InvestMaryland, a public-private partnership to spur venture capital investment in the state. He is also a member of the board of directors of the Biotechnology Industry Organization, the largest trade organization in the world representing the biotechnology industry, where he serves on the Governing Boards of the Emerging Companies and Health Sections. Mr. Greenleaf previously served on the boards of PhARMA, the Tech Council of Maryland, a technology trade association for companies with operations in Maryland, Washington, D.C. and Virginia, and the University of Maryland Baltimore Foundation, Inc., which advises the President of the University of Maryland, Baltimore on matters affecting programs, students, faculty, employees, and the community. Mr. Greenleaf earned a M.B.A degree from St. Joseph’s University and a B.S. degree from Western Connecticut State University. The Board believes Mr. Greenleaf is qualified to serve on the Board due to his experience in leading and serving on the board of directors of biotechnology companies.

Retirement Agreements

As described under Item 1.01, the Retiring Directors’ voluntary retirement and resignation from the Board will be effective as of, and conditioned upon the occurrence of, the Closing (the date of Closing for these purposes being referred to herein as the “Retirement Date”). The Retiring Directors will receive the following benefits pursuant to the Retirement Agreement:

•	The respective Retiring Director’s retirement from the Company shall be deemed a “Retirement” within the meaning of the Company’s 2011 Equity Incentive Plan, as amended (the “Plan”) (including that such Retiring Director is departing from the Company in good standing), such that (i) any vested stock options previously awarded to such Retiring Director under the Plan shall remain available for exercise for the entire remainder of the option period of such options following the Retirement Date and (ii) all unvested restricted stock units and stock options previously awarded to such Retiring Director under the Plan, as listed in “Unvested Equity Awards” on Exhibit A on such Retiring Director’s respective Retirement Agreement, will vest on the dates specified at the time of original award.

•	Within five (5) business days after the Retirement Date, such Retiring Director shall receive cash payments equal to such amounts, as listed in “Additional Cash Retainers” on Exhibit A on such Retiring Director’s respective Retirement Agreement, that (i) such Retiring Director would have received for service on the Board (but not additional amounts for service on any committee thereof) for the fiscal quarters ending June 30, 2018 and September 30, 2018 and (ii) the such Retiring Director would have received for his service on committee(s) of the Board, as applicable, from April 1, 2018 through the Retirement Date.

•	Promptly following the 2018 Annual Meeting, such Retiring Director shall be awarded additional restricted stock units and options under the terms of the Plan as listed in “Additional Equity Awards” on Exhibit A on such Retiring Director’s respective Retirement Agreement.

•	For a period of six (6) years following the Retirement Date, if and to the extent that the Company shall maintain directors’ and officers’ liability insurance, such policy(ies) shall name such Retiring Director as an insured thereunder. In addition, the indemnification agreement previously executed by such Retiring Director and the Company shall remain unmodified and in full force and effect in accordance with the terms thereof.

The Retirement Agreements also contain other customary provisions, including mutual releases of claims by the Company and the Retiring Directors and a non-disparagement covenant. Broadfin Healthcare is party to the Retirement Agreements with respect to certain provisions thereof, notably releases and non-disparagement.

The foregoing description of the Retirement Agreements do not purport to be complete and are qualified in its entirety by reference to the form of Retirement Agreement, a copy of which is filed as Exhibit 10.5 hereto, which is hereby incorporated into this report by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Closing, the Company will file the Certificate of Designation. The description of the Certificate of Designation set forth above under Item 1.01 above is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On May 17, 2018, the Company issued a press release announcing the pricing of the Offering. This press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Also on May 17, 2018, the Company issued a press release announcing that it entered into the Broadfin Agreement and the Amendment. This press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Placement Agency Agreement, dated May 17, 2018, between the Company and William Blair & Company, L.L.C.

4.1	Form of Certificate of Designation of Series B Non-Voting Convertible Preferred Stock

5.1	Legal Opinion of Ellenoff Grossman & Schole LLP

10.1	Form of Securities Purchase Agreement, dated May 17, 2018, between the Company and the Investors

10.2	Registration Rights Agreement, dated May 17, 2018, between the Company and Broadfin Healthcare.

10.3	Agreement, dated May 17, 2018, between the Company and Broadfin Healthcare.

10.4	Amendment 2 to Term Loan Agreement, dated May 16, 2018, among the Company, CRG and the lenders named therein.

10.5	Form of Retirement Agreement, dated May 17, 2018, between the Company, the Retiring Directors and Broadfin Healthcare.

99.1	Press Release, dated May 17, 2018, announcing the pricing of the Offering.

99.2	Press Release, dated May 17, 2018, announcing the Broadfin Agreement and the Amendment.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, the press releases included herein, and any statements of representatives and partners of the Company related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the Offering, the Broadfin Agreement (including the changes to the Board effected thereunder) and the Amendment) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 17, 2018	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Ernest R. De Paolantonio
	Name:	Ernest R. De Paolantonio
	Title:	Chief Financial Officer, Secretary and Treasurer